For Immediate Release

HAGERTY FUELS NEXT PHASE OF GROWTH WITH
EXPANSION OF MARKETPLACE OFFERINGS

Strategic Investment in Broad Arrow Group Accelerates Marketplace Strategy

TRAVERSE CITY, Mich., January 10, 2022 /PRNewswire/ – Earlier today, Hagerty, Inc., (NYSE: HGTY) an automotive lifestyle brand and a leading specialty insurance provider focused on global automotive enthusiasts, further expanded its growth strategy with the formation of a new Marketplace leadership team. Created to both expand and centralize Hagerty’s portfolio of automotive-focused offerings, including Hagerty Valuation Tools and DriveShare, the Marketplace team will serve car enthusiasts by offering new services for buying and selling collector cars. New product launches are expected later this year.

The announcement closely follows Hagerty’s debut as a publicly traded company and illustrates the brand’s purpose to save driving and car culture by providing services that reach approximately 69 million U.S. car enthusiasts.[1] Hagerty Automotive Intelligence data approximates there are 43 million insurable collectible vehicles in the U.S.[2] Further, the live and online collector car auction industry sold more than $2.2 billion in 2021[3] – to say nothing of the private party market which represents an estimated market opportunity in excess of $20 billion a year.[4]

“Our recent IPO has allowed for an accelerated investment in ongoing projects related to our technological infrastructure as well as our member services,” said McKeel Hagerty, CEO of Hagerty. “Providing high-trust platforms to buy and sell collectable cars benefits our members and further enhances Hagerty’s marketplace. It’s these on-ramps to enthusiasm that will help our ecosystem thrive.”

Concurrent with the launch of its Marketplace business, Hagerty has made a strategic investment and entered into a joint venture with Broad Arrow Group, Inc., the recently formed team of experts in the transactional segments of the collector car market. Central to the joint venture is Hagerty’s employment of four key Broad Arrow Group founders: Kenneth Ahn, Alain Squindo, Ian Kelleher and Mike Mortorano. In addition to his role as the CEO of Broad Arrow Group, Kenneth Ahn joins Hagerty as the President of Marketplace.

“With its longstanding history, stellar reputation and a vision to continue to expand Hagerty Drivers Club membership and its offerings in the collector car industry, partnering with Hagerty represents an incredibly unique opportunity for Broad Arrow Group,” said Kenneth Ahn, CEO of Broad Arrow Group and Hagerty’s President of Marketplace. “Working together we can leverage resources, experience and passion to establish Marketplace as a leader in the collector car space.”

“Our goal is to continue to build a team made up of the collector car industry’s finest and by adding Ken, Alain, Ian and Mike, we’ve done just that,” said Hagerty. “We are always looking for ways to innovate and more broadly serve our members. The experience and vision that these four leaders bring to the table is invaluable as we explore new opportunities for Marketplace.”

[1] [2] Hagerty Automotive Intelligence, Investor Relations Capital Markets Showcase, link

[3] [4] https://www.hagerty.com/media/market-trends/hagerty-insider/year-in-review-the-collector-car-market-got-larger-and-younger-in-2021/

About Hagerty, Inc. (NYSE: HGTY)

Based in Traverse City, Michigan, Hagerty’s purpose is to save driving and preserve car culture for future generations and its mission is to build a global business to fund that purpose. Hagerty is an automotive enthusiast brand offering integrated membership products and programs as well as a specialty insurance provider focused on the global automotive enthusiast market. Hagerty is home to Hagerty Drivers Club, Hagerty DriveShare, Hagerty Valuation Tools, Hagerty Media, Hagerty Drivers Club magazine, MotorsportReg, Hagerty Garage + Social, the Amelia Concours d'Elegance, the Concours d'Elegance of America, the Greenwich Concours d'Elegance, the California Mille, Motorworks Revival and more. For more information on Hagerty, please visit www.hagerty.com, or connect with us on Facebook, Instagram and Twitter.
More information can be found at newsroom.hagerty.com.

About Broad Arrow Group, Inc.

Broad Arrow Group represents the collective vision of its founders, team members, and partners — to be the best advisor, marketplace, and financier for car collectors, with integrity, trust, and innovation. Broad Arrow Group is a holding company, founded in 2021 and headquartered in Ann Arbor, Michigan, to develop and operate a portfolio of businesses and brands that address the needs of various segments of the collector car market and to transform the collector car industry. For more information on Board Arrow Group, please visit broadarrowgroup.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Hagerty’s current intentions, expectations, or beliefs regarding its business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that may cause our actual decisions or results to differ materially from those contemplated by these forward-looking statements include: (i) Hagerty’s ability to recognize the anticipated benefits of the joint venture, which may be affected by, among other things, competition and the ability of Hagerty to grow and management growth profitability following the joint venture; (ii) the future financial performance of Hagerty following the joint venture; (iii) new entrants into the market or current competitors of Hagerty developing preferred offerings; (iv) the loss of one or more of Hagerty’s distribution partners; (v) Hagerty’s inability to prevent, monitor, or detect fraudulent activity, including transactions with insurance policies or payments of claims; (vi) Hagerty’s ability to attract and retain members; (vii) Hagerty’s ability to prevent cyberattacks or breaches of data security; (viii) regulatory changes affecting Hagerty; (ix) unexpected increases in the frequency or severity of insurance claims against Hagerty; and other risks and uncertainties listed in Hagerty’s Form S-1 filed with the U.S. Securities and Exchange Commission on December 21, 2021. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Hagerty does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Any forward-looking statement speaks only at the date on which it is made, and Hagerty does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

Hagerty Investor Contacts:
John Belniak, investor@hagerty.com

Hagerty Media Contacts:
Andrew Heller, Hagerty, aheller@hagerty.com, (231) 632-1583
Chris Brewer, Hagerty, cbrewer@hagerty.com, (231) 929-6375

Category: Partnerships

Source: Hagerty